VITESSE ENERGY ANNOUNCES THIRD QUARTER 2026 RESULTS

GREENWOOD VILLAGE, Colo. – November 2, 2026 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s third quarter 2026 financial and operating results and revised 2026 annual guidance.

THIRD QUARTER 2026 HIGHLIGHTS

•GAAP net loss of $36.4 million, including a non-cash unrealized loss on commodity derivatives of $46.6 million, and Adjusted Net Income(1) of $2.5 million

•Adjusted EBITDA(1) of $39.3 million

•Cash flow from operations of $39.4 million and Free Cash Flow(1) of $9.4 million

•Production of 16,824 barrels of oil equivalent (“Boe”) per day (60% oil)

•Total cash capital expenditures of $53.0 million, net of divestitures, including $25.9 million for the previously announced Denver-Julesburg (“DJ”) Basin Acquisition

•Total debt of $190.5 million and Net Debt to Adjusted EBITDA ratio(1) of 1.3

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

“The third quarter was highlighted by the successful closing of the DJ Basin acquisition, which reinforces our ability to identify and capitalize on attractive investment opportunities,” stated Jamie Benard, Vitesse’s President and Chief Executive Officer. “We expect the transaction to add meaningful cash flow at a valuation accretive to all key metrics while expanding our position in the DJ Basin. This investment, along with anticipated continuation of accelerated drilling and completion activities, reflects Vitesse’s strategy of disciplined capital allocation, strengthening our portfolio, supporting our dividend, and generating sustainable returns for our stockholders.”

“Vitesse’s balance sheet remains conservative, with target leverage at or below 1.0x,” said James Henderson, Vitesse’s Chief Financial Officer. “Our hedge portfolio is designed to provide additional cash flow visibility and supports our confidence in maintaining our quarterly dividend and low leverage.”

SUBSEQUENT EVENT

•In October 2026, expanded availability under revolving credit facility by $15 million, with elected commitments and borrowing base equal to $290 million.

STOCKHOLDER RETURNS

On October 28, 2026, Vitesse declared its fourth quarter cash dividend of $0.4375 per share for stockholders of record as of December 15, 2026, which will be paid on December 31, 2026.

On September 30, 2026, the Company paid its third quarter cash dividend of $0.4375 per share to common stockholders of record as of September 15, 2026.

FINANCIAL AND OPERATING RESULTS

Third quarter net loss was $36.4 million and Adjusted Net Income was $2.5 million. Adjusted EBITDA was $39.3 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the third quarter of 2026 averaged 16,824 Boe per day, with the quarter only including one month of contribution from our Denver-Julesburg Basin Acquisition, which closed in September 2026. Oil represented 60% of production and 92% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $71.0 million.

Vitesse’s average realized oil and natural gas prices before hedging were $82.56 per Bbl and $1.73 per Mcf, respectively, during the third quarter of 2026. The Company had hedges covering 76% of oil production and its realized oil price with hedging was $68.33 per Bbl. Its realized natural gas price with hedging was $2.06 per Mcf.

Lease operating expenses in the third quarter of 2026 were $19.2 million, or $12.42 per Boe. General and administrative expenses totaled $4.9 million, or $3.19 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of September 30, 2026, Vitesse had $0.7 million in cash and $190.5 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $85.2 million as of September 30, 2026, consisting of cash and $84.5 million of committed borrowing availability under its revolving credit facility.

In October 2026, the Company amended its revolving credit facility to increase elected commitments and borrowing base from $275 million to $290 million.

During the third quarter of 2026, Vitesse invested $26.9 million in development capital expenditures and acquired $26.2 million of oil and gas properties, including $25.9 million for the previously announced Denver-Julesburg Basin Acquisition. The closing payment was net of preliminary and customary purchase price adjustments and remains subject to post-closing cash settlements with the seller.

OPERATIONS UPDATE

As of September 30, 2026, the Company owned an interest in 314 gross (6.5 net) wells that were either drilling or in the completion phase, and another 349 gross (13.0 net) locations that had been permitted for development.

During the third quarter of 2026, Vitesse’s operators began drilling on 2.0 net wells and brought 2.0 net wells into production, compared to 1.8 net wells and 1.7 net wells, respectively, in the second quarter.

REVISED 2026 ANNUAL GUIDANCE

Vitesse revised its 2026 annual guidance to reflect the Denver-Julesburg Basin Acquisition closed in September and anticipated drilling and completion activity levels for the remainder of the year.

	Prior 2026 Guidance	Revised 2026 Guidance
Annual Production (Boe per day)	16,300 - 17,200	16,600 - 17,200
Oil as a Percentage of Annual Production	60% - 62%	60% - 62%
Drilling and Completion Cash Capital Expenditures ($ in millions)	$65 - $80	$80 - $90

THIRD QUARTER 2026 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	THREE MONTHS ENDED SEPTEMBER 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2026	2025	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$76,516	$64,422	$12,094	19%
Natural gas	6,436	3,021	3,415	113%
Total revenue	$82,952	$67,443	$15,509	23%
Operating Expenses
Lease operating expense	$19,223	$18,465	$758	4%
Production taxes	7,499	6,229	1,270	20%
General and administrative	4,944	5,743	(799)	(14%)
Depletion, depreciation, amortization, and accretion	32,790	34,216	(1,426)	(4%)
Equity-based compensation	2,165	2,682	(517)	(19%)
Interest Expense	$3,252	$2,381	$871	37%
Commodity Derivative (Loss) Gain, Net	$(58,588)	$681	$(59,269)	*
Income Tax (Benefit) Expense	$(9,144)	$(254)	$(8,890)	*
Production Data:
Oil (MBbls)	927	1,079	(152)	(14%)
Natural gas (MMcf)	3,726	3,555	171	5%
Combined volumes (MBoe)	1,548	1,671	(123)	(7%)
Daily combined volumes (Boe/d)	16,824	18,163	(1,339)	(7%)
Average Realized Prices before Hedging:
Oil (per Bbl)	$82.56	$59.73	$22.83	38%
Natural gas (per Mcf)	1.73	0.85	0.88	104%
Combined (per Boe)	53.59	40.36	13.23	33%
Average Realized Prices with Hedging:
Oil (per Bbl)	$68.33	$62.71	$5.62	9%
Natural gas (per Mcf)	2.06	1.14	0.92	81%
Combined (per Boe)	45.87	42.91	2.96	7%
Average Costs (per Boe):
Lease operating	$12.42	$11.05	$1.37	12%
Production taxes	4.84	3.73	1.11	30%
General and administrative	3.19	3.44	(0.25)	(7%)
Depletion, depreciation, amortization, and accretion	21.18	20.48	0.70	3%

*Not meaningful.

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil and natural gas production volumes in an effort to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its revised 2026 guidance, Vitesse has approximately 64% of its remaining 2026 oil production hedged and approximately 57% of its remaining 2026 two-stream natural gas production hedged through its natural gas and natural gas liquids hedges. The following tables summarize Vitesse’s open commodity derivative contracts scheduled to settle after September 30, 2026.

	2026	2027	2028	2029	2030
Oil:
NYMEX WTI - Swaps:
Volume (Bbl)	473,542	1,767,748	1,739,034	1,039,975	36,081
Weighted Average Fixed Price ($/Bbl)	$65.47	$68.42	$71.63	$67.68	$64.74
NYMEX WTI - Two Way Collars:
Collar Put Volume (Bbl)	168,000	345,000	—	—	—
Collar Call Volume (Bbl)	168,000	345,000	—	—	—
Weighted Average Floor Price ($/Bbl)	$58.04	$56.30	$—	$—	$—
Weighted Average Ceiling Price ($/Bbl)	$67.51	$66.15	$—	$—	$—

Natural Gas:
CIG Rockies Fixed - Swaps:
Volume (MMBtu)	301,474	1,109,764	967,438	858,852	776,185
Weighted Average Fixed Price ($/MMBtu)	$2.70	$2.81	$3.30	$3.28	$3.20
Chicago Basis (NGI) - Basis Swaps:
Volume (MMBtu)	1,452,700	795,000	—	—	—
Weighted Average Fixed Price ($/MMBtu)	$(0.10)	$0.30	$—	$—	$—
NYMEX Henry Hub - Two Way Collars:
Collar Put Volume (MMBtu)	1,452,700	795,000	—	—	—
Collar Call Volume (MMBtu)	1,452,700	795,000	—	—	—
Weighted Average Floor Price ($/MMBtu)	$3.73	$4.00	$—	$—	$—
Weighted Average Ceiling Price ($/MMBtu)	$4.90	$5.68	$—	$—	$—

NGL:
Mont Belvieu Ethane - Swaps:
Volume (Gal)	498,000	—	—	—	—
Weighted Average Fixed Price ($/Gal)	$0.26	$—	$—	$—	$—
Conway Propane - Swaps:
Volume (Gal)	1,332,000	3,360,000	—	—	—
Weighted Average Fixed Price ($/Gal)	$0.71	$0.67	$—	$—	$—
Mont Belvieu Propane - Swaps:
Volume (Gal)	450,000	1,800,000	1,800,000	—	—
Weighted Average Fixed Price ($/Gal)	$0.71	$0.70	$0.66	$—	$—
Mont Belvieu Iso-Butane - Swaps:
Volume (Gal)	184,000	480,000	300,000	—	—
Weighted Average Fixed Price ($/Gal)	$1.00	$0.91	$0.84	$—	$—
Mont Belvieu Normal Butane - Swaps:
Volume (Gal)	483,000	1,200,000	600,000	—	—
Weighted Average Fixed Price ($/Gal)	$0.96	$0.86	$0.81	$—	$—
Mont Belvieu Natural Gasoline - Swaps:
Volume (Gal)	589,000	1,440,000	720,000	—	—
Weighted Average Fixed Price ($/Gal)	$1.49	$1.41	$1.40	$—	$—

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	THREE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2026	2025
Realized (loss) gain on commodity derivatives (1)	$(11,951)	$4,258
Unrealized (loss) on commodity derivatives (1)	(46,637)	(3,577)
Total commodity derivative (loss) gain	$(58,588)	$681

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative (loss) gain in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

THIRD QUARTER 2026 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, November 3, 2026 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=3TpSzvYW

Dial-In Number: 877-407-0778 (US/Canada) and +1 201-689-8565 (International)

Conference ID: 13763059 - Vitesse Energy Third Quarter 2026 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and +1 201-612-7415 (International)

Replay Access Code: 13763059 - Replay will be available through November 10, 2026

UPCOMING INVESTOR EVENT

Vitesse management will participate in the following upcoming investor event:

•Southwest IDEAS Conference - Dallas - November 18, 2026

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Denver-Julesburg Basin Acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including continued hostilities in the Middle East, including conflict with Iran and disruption to key maritime shipping routes in the region, the conflict in Ukraine and developments in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward-looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Consolidated Statements of Operations

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(in thousands, except share data)	2026	2025	2026	2025
Revenue
Oil	$76,516	$64,422	$223,039	$189,957
Natural gas	6,436	3,021	18,327	25,412
Total revenue	82,952	67,443	241,366	215,369
Operating Expenses
Lease operating expense	19,223	18,465	52,533	51,949
Production taxes	7,499	6,229	21,622	18,181
General and administrative	4,944	5,743	19,680	18,185
Depletion, depreciation, amortization, and accretion	32,790	34,216	98,787	95,355
Equity-based compensation	2,165	2,682	5,625	7,555
Total operating expenses	66,621	67,335	198,247	191,225
Operating Income	16,331	108	43,119	24,144
Other (Expense) Income
Commodity derivative (loss) gain, net	(58,588)	681	(91,550)	18,960
Interest expense	(3,252)	(2,381)	(8,888)	(7,825)
Other income (expense), net	5	27	(74)	153
Total other (expense) income	(61,835)	(1,673)	(100,512)	11,288

(Loss) Income Before Income Taxes	$(45,504)	$(1,565)	$(57,393)	$35,432

(Provision for) Benefit from Income Taxes	9,144	254	11,833	(9,416)

Net (Loss) Income	$(36,360)	$(1,311)	$(45,560)	$26,016

Weighted average common shares – basic	42,258,562	39,135,284	41,466,826	37,127,254
Weighted average common shares – diluted	42,258,562	39,135,284	41,466,826	39,060,395
Net (loss) income per common share – basic	$(0.86)	$(0.03)	$(1.10)	$0.70
Net (loss) income per common share – diluted	$(0.86)	$(0.03)	$(1.10)	$0.67

VITESSE ENERGY, INC.
Consolidated Balance Sheets

	SEPTEMBER 30,	DECEMBER 31,
(in thousands, except shares)	2026	2025
Assets
Current Assets
Cash	$650	$1,328
Accrued revenue	50,581	30,620
Commodity derivatives	70	14,252
Prepaid expenses and other current assets	3,612	5,967
Total current assets	54,913	52,167
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,661,848	1,525,890
Less accumulated DD&A and impairment	(789,829)	(691,963)
Total oil and gas properties, net	872,019	833,927
Other Property and Equipment—Net	83	123
Commodity derivatives	14	184
Other noncurrent assets	6,305	6,949
Total assets	$933,334	$893,350
Liabilities and Equity
Current Liabilities
Accounts payable	$4,638	$11,803
Accrued liabilities	45,701	39,141
Commodity derivatives	33,948	—
Other current liabilities	338	307
Total current liabilities	84,625	51,251
Revolving credit facility	190,500	124,500
Deferred tax liability	55,660	67,493
Asset retirement obligations	19,572	14,022
Commodity derivatives	6,347	46
Other noncurrent liabilities	5,694	6,721
Total liabilities	$362,398	$264,033
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at September 30, 2026 and December 31, 2025, respectively	$—	$—
Common stock, $0.01 par value, 95,000,000 shares authorized; 42,802,648 and 40,615,302 shares issued at September 30, 2026 and December 31, 2025, respectively	428	406
Additional paid-in capital	618,117	630,961
Accumulated deficit	(47,609)	(2,050)
Total equity	570,936	629,317
Total liabilities and equity	$933,334	$893,350

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) provision for (benefit from) income taxes, and (iv) certain other items such as material general and administrative costs, reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material transaction and general and administrative costs.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026
Net Loss	$(36,360)
Add:
Unrealized loss on derivative instruments	46,637
Equity-based compensation	2,165
Benefit from income taxes	(9,144)
Adjusted Income Before Adjusted Income Tax Expense	3,298

Adjusted Income Tax Expense(1)	(768)

Adjusted Net Income (non-GAAP)	$2,530

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands, except for ratio)	AT SEPTEMBER 30, 2026
Revolving Credit Facility	$190,500
Less: Cash	650
Net Debt	$189,850

(in thousands, except for ratio)	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026	FOR THE TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2026
Net (Loss) Income	$(36,360)	$(46,298)
Add:
Interest expense	$3,252	$11,270
Provision for (Benefit from) income taxes	(9,144)	(11,451)
Depletion, depreciation, amortization, and accretion	32,790	132,843
Equity-based compensation	2,165	8,316
Unrealized loss (gain) on derivative instruments	46,637	52,534
Transaction and other G&A, net	—	2,400
Adjusted EBITDA	$39,340	$149,614

Net Debt to Adjusted EBITDA ratio		1.3

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026
Net cash provided by operating activities	$39,375
Add:
Changes in operating assets and liabilities	(3,033)
Cash flow from operations before changes in operating assets and liabilities	36,342
Less: Development of oil and gas properties	(26,896)
Free Cash Flow	$9,446

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Vice President, Finance & Corporate Development
(720) 532-8232
benmessier@vitesse-vts.com